Exhibit 3.51

FOR IMMEDIATE RELEASE

Liberty Star Announces Summary on Channel Sampling and Bonanza Grades at the Red Rock Canyon Gold Project, SE Arizona

TUCSON, AZ–(DATE)–Liberty Star Minerals (“Liberty Star” or the “Company”) (OTCMarkets: LBSR) offers a summary of the 2024 channel sampling program conducted at its wholly owned Red Rock Canyon Gold Project (RRC) within its Hay Mountain Project in southeast Arizona. Both properties may possess commercially important metals associated with porphyry copper-gold-moly geologic structures, well represented in the area from central Arizona to northern Mexico.

The most recent Bonanza grades of 107.5 g/t and 60.0 g/t recovered from sampling along the RRC high grade zone have extended known mineralization by another 100’, along with numerous other gold bearing structures.

GIS mapwork by the company shows the main high-grade zone, along with parallel and related gold bearing structures within the RRC Project area.

0 0.25 0.5 Miles
0 0.25 0.5 Kilometers
107.5
83.7
0.6
0.7
0.8
0.8
10
8.4
28.8
0.9
1.5
0.038
0.018
1.5
3.5
2.7
1.6
1.7
0.027
0.7
0.05
0.018
0.015
1
1.3
0.4
0.024
0.025
0.8
2.9
0.037
1.1
2.3
0.509
0.125
1.6
0.374
0.6
0.007
S Wild West Rd
0.069
0.3
0.62
1
0.018
0.8
0.33
0.8
0.018
Tucson
10
19
90
Coronado National Fore
Nogales
Agua Prieta
Highest Au Grade & Averages Across Channel Samples
Red Rock Canyon Gold Project
January 20, 2025
Liberty Star Minerals
Au (g/t)
10.01 - 107.5
1.01 - 10.00
0.16 - 1.00
0.02 - 0.15
0.01
Feeder Structure
N

0 100 200 400 600 800 US Feet
0 100 200 Meters
0.4
1.4
0.025
1
0.143
107.5
83.7
0.6
0.7
0.8
0.8
10
0.038
0.9
0.018
3.5
1.6
2.7
0.027
1.7
0.05
1.1
0.018
1.3
4
0.8
0.4
2.9
1.3
0.024
0.509
0.125
0.018
0.015
1
0.037
0.025
2.3
1.1
0.6
1.6
0.011
0.6
0.026
1
0.006
0.012
0.6
Highest Au Grade & Averages Across Channel Samples
Red Rock Canyon Gold Project
January 20, 2025
Au (g/t)
10.01 - 107.5
1.01 - 10.00
0.16 - 1.00
0.02 - 0.15
0.01
Feeder Structure
Liberty Star Minerals
N

Click images to enlarge

Historical work in the area regarded these structures as feeder zones to areas of sedimentary strata bound gold enrichment. The presence of flat lying gold enrichment cannot be investigated by channel sampling of the jasperoid structures and will require drilling.

While the current channel sampling program tests the top of the vertical mineralized structures, past drilling has proven the existence of flat lying zones of gold enrichment within the Colina and Earp formations on site. The table below shows results of vertical and sub-vertical holes from the late 1980’s and early 90’s.

DH#	True Thickness in feet	oz/t	g/t
DH 28-4	10	0.069	2.1
and	10	0.041	1.3
DH28-3	20	0.047	1.5
DH89-1	5	0.098	3.0
DH89-2	5	0.085	2.6
DH90-2	40.8	0.182	5.7
DH90-3	9.1	0.077	2.4
DH90-4	18.2	0.031	1.0
DH90-5	9.1	0.041	1.3
DH90-6	9.1	0.024	0.7

● This information is historical in nature and is not SEC Regulation S-K 1300 compliant. It is presented for informational purposes only.

Red Rock Canyon Project
Cochise County, AZ

- Historic drilling shows multiple ore quality gold intercepts, one from surface to 45 ft depth assayed at 0.182 opt.
- Jasperoid outcrop sampling ranges assayed up to 67.7 ppm
- Current mapping extends over 2800 acres

N
Liberty Star Minerals
www.lbsr.us (520) 425-1433
historic gold estimate outline
historic gold bearing veins mapped in outcrop
LBSR jasperoid outcrop mapping
historic jasperoid outcrop mapping
historic fe ox altn
Aug 2021 Rock Sampling
May 2021 Rock Sampling
Jan 2021 Rock Sampling
Oct 2020 Rock Sampling
Faults
Bing VirtualEarth
* all sampling and mapping in outcrop
see reverse for safe harbor language
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Large 2m wide, 450m long quartz vein
0 500 1000 m
JCC 9/5/2021

Click images to enlarge

Current sampling has not only extended the length of the known high-grade zone but also discovered 6 other lenses of jasperoids running at greater than 0.5 g/t Au over more than 2’ widths. Chief Geologist Jim Bryce states, “The historical work done at RRC was predicated on the structures hosting the jasperoids as being the feeder structures to a larger gold deposit. I agree with that assessment as our program has proven, however, they didn’t conduct statistical sampling across the structures themselves. The historical reports show up to almost 6 g/t across 40 feet of bedding, and yes, tonnage is important, but we have multiple assays along the feeder structures in excess of one ounce per ton. At the end of the day, Grade is King. In our case, we are lucky to have both styles of targets and future drilling will focus on not only defining the high-grade zone, but also the bulk tonnage potential surrounding it.”

ON BEHALF OF THE BOARD OF DIRECTORS
Liberty Star Minerals

Visit lbsr.us for more about Liberty Star Minerals, the Red Rock Canyon Gold Project & the Hay Mountain Project, including images, maps, and technical reports

Forward Looking Statements Certain information contained in public release may contain “forward-looking statements,” as defined in the U.S. Private Securities Litigation Reform Act of 1995, and within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. All statements contained herein that are not historical facts are forward-looking statements that involve risks, uncertainties and other factors which are unforeseeable and beyond the Company’s or management’s control, that could cause actual results, developments and business decisions to differ materially from those expressed or implied by such forward-looking statements. Such forward-looking statements may include but not be limited to the business strategies for the Company, assumptions of management, pending or future transactions, future estimated mineral resources or grades, investments, asset valuations, anticipated permits and approvals and other information that may be based on forecasts of future exploration, operational or financial results or estimates of matters not yet determinable. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance using words or phrases like the following may be forward-looking statements: : “estimate”, “intend”, “believe,” “expect,” “anticipate,” “plan,” “potential,” “continue” “may”, “might”, “could”, “would” or similar words or expressions. Important factors that could differ materially from the expectations of the Company and management include, among other things, risks related to unsuccessful exploration results, metals prices, fluctuations in currency prices, international markets, conclusions of economic evaluations and changes in project parameters as plans continue to be refined as well as changes in the availability of funding for mineral exploration and development and general economic conditions. Additional information about these factors, risks and uncertainties on which forward-looking statements are based is discussed in the Company’s Annual Report on Form 10-K for the year ended January 31, 2024, as updated from time to time in Company filings with the Securities and Exchange Commission. The Company is not responsible for updating the information contained in this public release beyond the presentation date or published date, or for changes made to this document by wire services or Internet services. Risk factors for the company are set out in the 10-K and other periodic filings made with the SEC on EDGAR (ref. Liberty Star Uranium & Metals, Corp.).

Regulation S-K 1300 Matters On October 31, 2018, the U.S. Securities and Exchange Commission adopted Subpart 1300 of Regulation S-K (“Regulation SK-1300”) to modernize the property disclosure requirements for mining registrants and related guidance, under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. All registrants are required to comply with Regulation SK-1300 for fiscal years ending after January 1, 2021. Accordingly, the Company must comply with Regulation SK-1300 for its fiscal year ending January 31, 2022. Regulation SK-1300 uses the Committee for Mineral Reserves International Reporting Standards (“CRIRSCO”) based classification scheme for mineral resources and mineral reserves, that includes definitions for inferred, indicated, and measured mineral resources. Liberty Star is an “Exploration Stage Issuer” as defined in Subpart 1300. It currently has no exploration results, mineral resources, or mineral reserves to report, accordingly, no information, opinions or data included in the website or in any public releases includes any information or disclosures regarding exploration results, mineral resources or mineral reserves as defined in Regulation SK-1300. As a result, the Company is not required, at this time, to obtain or provide a Technical Report Summary as defined in Regulation SK-1300. U.S. Investors are cautioned not to rely upon or assume for any purpose that any part of the mineralized real property of the Company in these categories will ever be converted into inferred, indicated, and measured mineral resources or probable or proven mineral reserves within the meaning of Regulation S-K 1300.

UNLESS OTHERWISE EXPRESSLY STATED ON THE FACE OF ANY SUCH INFORMATION, NOTHING CONTAINED IN THIS PUBLIC RELEASE IS, NOR DOES IT PURPORT TO BE, A TECHNICAL REPORT SUMMARY PREPARED BY A QUALIFIED PERSON PURSUANT TO AND IN ACCORDANCE WITH THE REQUIREMENTS OF SUBPART 1300 OF SECURITIES EXCHANGE COMMISSION REGULATION S-K.

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Jan xx, 2024 Liberty Star Minerals | Liberty Star Uranium & Metals Corp. LBSR: OTCQB http://www.lbsr.us	Contact: Liberty Star Minerals Tracy Myers, Investor Relations 520-425-1433 – info@lbsr.us